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                                                                 EXHIBIT 10.2.28

                                  ROHR, INC.
                         SUPPLEMENTAL RETIREMENT PLAN
                            TWENTY-EIGHTH AMENDMENT

Pursuant to Article 6, this amendment to the Supplemental Retirement Plan is hereby adopted.

1.  A new Section 8.15 is hereby added, to read in full as follows:

    8.15 Laurence A. Chapman
         -------------------

         (a) The normal retirement benefit for which Mr. Chapman is entitled under the Plan shall be established as provided at Paragraph 3.01 of the Plan; provided, however, that Mr. Chapman will be credited with two years of Credited Service for each year, up to a maximum of thirteen years, that he remains an Employee, with one year of Credited Service for each year he remains as an Employee thereafter.

         (b) All other Benefits provided in the Plan, including Early Retirement, Disability Retirement and Survivor Benefits, shall be as set forth in the Plan, also based upon the above-described normal retirement benefit.

2.  In all other respects, the Plan is hereby ratified and confirmed.

    IN WITNESS WHEREOF, Rohr, Inc., has caused its duly authorized officers to execute this Amendment on the 7th day of April 1995.

                                        ROHR, INC.

                                        By: /s/ R. W. MADSEN
                                            ------------------------------------
                                            R. W. Madsen
                                            Vice President, General Counsel
                                            and Secretary